RESTRICTED STOCK AWARD AGREEMENT
     THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is entered into effective the ___(the “Date of Grant”), by and between SandRidge Energy, Inc., a Delaware corporation, formerly known as Riata Energy, Inc. (the “Company”), and ___(herein referred to as the “Participant”);
WITNESSETH:
     WHEREAS, the 2005 Stock Plan (the “Plan”) has been previously adopted; and
     WHEREAS, the Company has awarded the Participant ___Shares under the Plan subject to the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, the Participant and the Company agree as follows:
     1. The Plan. The Plan is incorporated herein by reference and made a part hereof for all purposes, and when taken with this Agreement shall govern the rights of the Participant and the Company with respect to the Award (as defined below). Any capitalized terms used but not defined in this Agreement have the same meanings given to them in the Plan.
     2. Grant of Award. The Company hereby grants to the Participant an award (the “Award”) of ___Shares on the terms and conditions set forth herein and in the Plan.
     3. Terms of Award.
          (a) Vesting. The Shares subject to this Award will vest based on the Participant’s continuous employment with the Company at the rate of twenty-five percent (25%) per annum on each anniversary of the Date of Grant. For purposes of this Agreement, employment with the Company includes employment by any of its Subsidiaries.
          (b) Certificates and Shareholder Rights. Shares subject to this Award shall be issued in uncertificated form subject to removal of the restrictions placed thereon or forfeiture pursuant to the terms of this Agreement. The Participant shall not have the voting rights or rights to dividends attributable to the Shares issued under this Award until the Shares become vested.
          (c) Vesting — Removal of Restrictions. Once Shares subject to this Award become vested, all restrictions shall be removed and the Assistant Corporate Secretary of the Company shall cause a direct registration statement for the book-entry registration to be issued representing such Shares free and clear of all restrictions, except for any applicable securities laws restrictions.
          (d) Termination of Employment. Shares that do not become vested pursuant to the terms of this Agreement shall be forfeited and the Participant shall have no future interest therein of any kind whatsoever. In the event the Participant’s employment with the Company terminates for any reason other than death or Disability, then any remaining Shares which have not yet vested shall be forfeited automatically without payment upon termination unless the Committee, in its sole and absolute discretion, elects to accelerate vesting for any portion of the unvested shares subject to this Award. In the event the Participant terminates employment with the Company due to death or Disability, this Award shall become fully vested.
     4. Change of Control. Upon the occurrence of a Change of Control, this Award shall become fully vested.
     5. Acceptance of Award Terms. The Award evidenced by this Agreement must be accepted by you on or before ___, 2008. In order to evidence your acceptance, please sign and date the attached Notice of Grant of Award and return it to Gaye Wilkerson, Assistant Corporate Secretary, SandRidge Energy, Inc. Failure to return this Agreement within this 60-day period will result in forfeiture of any unvested portion of this Award.
     6. Legends. The Shares which are the subject of the Award shall bear the following legend:
     “THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE OR BOOK-ENTRY REGISTRATION ARE SUBJECT TO AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT ISSUED PURSUANT TO THE RIATA 2005 STOCK PLAN. ANY ATTEMPTED TRANSFER OF THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE IN VIOLATION OF THE AGREEMENT OR THE PLAN SHALL BE NULL AND VOID AND WITHOUT EFFECT. A COPY OF THE AGREEMENT OR THE PLAN MAY BE OBTAINED FROM THE ASSISTANT CORPORATE SECRETARY OF SANDRIDGE ENERGY, INC.”
     7. Delivery of Forfeited Shares. The Participant authorizes the Assistant Corporate Secretary to deliver to the Company any and all Shares that are forfeited under the provisions of this Agreement.
     8. Nontransferability of Award. The Participant shall not have the right to sell, assign, transfer, convey, dispose, pledge, hypothecate, burden, encumber or charge any Shares subject to this Award or any interest therein in any manner whatsoever. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Shares subject to this Award contrary to the provisions hereof shall be null and void and without effect.
     9. Withholding. The Company may make such provision as it may deem appropriate for the withholding of any applicable federal, state or local taxes that it determines it may be obligated to withhold or pay in connection with the vesting of Shares under this Award. Required withholding taxes as determined by the Company associated with this Award will be satisfied by the Company withholding from the Award the number of Shares having a Fair Market Value on the date of vesting equal to the amount of required withholding taxes.
     10. Amendments. This Award Agreement may be amended by a written agreement signed by the Company and the Participant; provided that the Committee may modify the terms of this Award Agreement without the consent of the Participant in any manner that is not adverse to the Participant.

     11. Securities Law Restrictions. This Award shall be vested and common stock issued only in compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities law, or pursuant to an exemption therefrom. If deemed necessary by the Company to comply with the Act or any applicable laws or regulations relating to the sale of securities, the Participant at the time of vesting and as a condition imposed by the Company, shall represent, warrant and agree that the Shares subject to the Award are being acquired for investment and not with any present intention to resell the same and without a view to distribution, and the Participant shall, upon the request of the Company, execute and deliver to the Company an agreement to such a fact. The Participant acknowledges that any stock certificate representing Shares acquired under such circumstances will be issued with a restricted securities legend.
     12. Notices. All notices or other communications relating to the Plan and this Agreement as it relates to the Participant shall be in writing and shall be deemed to have been made if personally delivered in return for a receipt, or if mailed, by regular U.S. mail, postage prepaid, by the Company to the Participant at his last known address evidenced on the payroll records of the Company.
     13. Binding Effect and Governing Law. This Agreement shall be (i) binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns except as may be limited by the Plan and (ii) governed and construed under the laws of the State of Oklahoma.
     14. Captions. The captions of specific provisions of this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provision hereof.
     15. Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original for all purposes, but all of which taken together shall form but one agreement.

Notice of Grant of Award
and Award Agreement
SandRidge Energy, Inc.
ID: 20-8084793
1601 N. W. Expressway, Suite 1600
Oklahoma City, Oklahoma 73118

Award Number:
Plan:	2005
ID:
Effective ___, 2007, you have been granted an award of ___ shares of SandRidge Energy, Inc. (the Company) common stock. These shares are restricted until the vest date(s) shown below.
The award will vest in increments on the date(s) shown.

Shares	Full Vest

SPECIMEN
By your signature and the Company’s signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company’s Award Plan as amended and the Award Agreement, all of which are attached and made a part of this document.

SandRidge Energy, Inc.	Date

Gaye Wilkerson	Date